Exhibit 99.1

News release

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HP to Acquire Peregrine Systems, Adding Powerful IT Asset and Service Management Solutions
to HP OpenView Portfolio

Acquisition to broaden HP’s ability to provide CIOs with crucial information needed to manage their IT operations better

PALO ALTO, Calif. and SAN DIEGO, Sept. 19, 2005 — HP and Peregrine Systems, Inc. (OTC:PRGN.PK), today announced that they have signed a definitive agreement pursuant to which HP will acquire Peregrine in a cash merger for $26.08 per share representing an aggregate equity value of $425 million.

Upon close of the acquisition, Peregrine, and its leading IT asset and service management software portfolio, will be integrated into the HP OpenView business unit to create the industry’s most comprehensive distributed enterprise management software solution.

The acquisition will add key asset and service management components to the HP OpenView portfolio, a distributed management software suite for business operations and IT. Peregrine’s capabilities include asset tracking, expense controls, process automation, service control, service alignment, enterprise discovery, IT executive dashboard as well as outsourcing, business continuity and consolidation management.

“Peregrine will help HP deliver a more complete management software solution to CIOs and enhance their ability to manage their IT assets,” said Ann Livermore, executive vice president, Technology Solutions Group, HP. “Companies constantly look for ways to lower their technology costs, from the PC to the data center. Our strategy is to enable CIOs to manage the technology environment in an efficient and cost-effective manner.”

“As a result of this transaction, customers will see enhanced value with Peregrine’s category leading products Service Center and Asset Center delivered through HP’s global scale and capability,” said John Mutch, president and chief executive officer, Peregrine.

The acquisition will enable HP to become one of the leaders in asset management software, a category that has been projected to grow in excess of $1 billion by 2008. In addition, the combination of HP and Peregrine’s solutions in service management creates one of the broadest sets of capabilities available today. Key drivers of this market include IT departments’ need for data on internal IT assets, integration with other IT management systems and process-based management standards such as ITIL.

The acquisition is subject to the approval of Peregrine stockholders and various customary closing conditions and is expected to close no later than the first quarter of calendar year 2006.

Upon completion of the transaction, Peregrine products will be available through HP OpenView software channels, and the technology will be leveraged across HP’s Technology Systems Group and HP Services.

More information about the HP OpenView portfolio is available at www.hp.com/go/managementsoftware.

About Peregrine

Peregrine System, Inc., develops enterprise solutions that enable organizations to address specific business problems and evolve their IT service and asset management practices for reduced costs, improved productivity and service, and lower risk. Founded in 1981, Peregrine has sustained a longstanding tradition of delivering solutions with superior functionality to a broad segment of the global enterprise customer market. Headquartered in San Diego, Calif., the company conducts business from offices in the Americas, Europe and Asia Pacific.

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended July 31, 2005, HP revenue totaled $85.2 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

Additional Information about the Merger and Where to Find It

Peregrine will file a proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”). PEREGRINE INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, investors may obtain documents filed with the SEC by Peregrine free of charge by contacting Heidi Flannery, at Fi.Comm Ltd., +1.503.203.8808, ext 103.

Peregrine and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Peregrine’s stockholders in connection with the merger. Information about the directors and executive officers of Peregrine and their ownership of Peregrine stock is set forth in Peregrine’s annual report on Form 10-K filed with the SEC on July 1, 2005. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement for the merger when it becomes available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

This news release contains forward-looking statements that involve risks and uncertainties, as well as assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP and its consolidated subsidiaries and of Peregrine and its subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including expected benefits of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; risks related to the timing or ultimate completion of the transaction; and other risks that are described from time to time in the Securities and Exchange Commission reports of HP and of Peregrine, including but not limited to (i) HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2005, and other reports filed after HP’s Annual Report on Form 10-K for the fiscal year ended Oct. 31, 2004 and (ii) Peregrine’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and other reports filed after the Peregrine Form 10-K. HP and Peregrine assume no obligation and do not intend to update these forward-looking statements.